Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS FOURTH QUARTER AND FULL-YEAR 2013 RESULTS

Fourth Quarter Franchising EBITDA and Diluted EPS Increase 8% and 10%, Respectively

Fourth Quarter New Domestic Hotel Franchise Contracts Rise 28% Excluding Multi-Unit Deals

ROCKVILLE, MD. (February 18, 2014) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the fourth quarter and full-year 2013:

Fourth Quarter Highlights

•	Diluted earnings per share (“EPS”) for the three months ended December 31, 2013 totaled $0.46, an increase of 10% from the same period of 2012.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended December 31, 2013 totaled $52.2 million, an increase of 8% from the same period of 2012.

•	Franchising revenues for the three months ended December 31, 2013 totaled $78.8 million, an increase of 2% from the same period of 2012.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 1.3% for the three months ended December 31, 2013 from the same period of 2012 as hotel operations in the Northeast and Mid-Atlantic regions as well as hotels near national parks were impacted by the government shutdown. Domestic RevPAR results reflect occupancy and average daily rates increases of 50 basis points and 0.4%, respectively.

•	Initial franchise and relicensing fees for the three months ended December 31, 2013 totaled $5.8 million, an increase of 11% from the same period of 2012.

•	The company executed 215 new domestic hotel franchise contracts for the three months ended December 31, 2013 compared to 214 new domestic hotel franchise contracts for the same period of 2012. Domestic hotel contracts executed during the three months ended December 31, 2012 included an agreement with affiliates of Colony Capital, a private international investment firm, and hospitality management company Aimbridge Hospitality, to convert 46 properties, formerly operated as Jameson Inns, to the company’s Quality Inn, Comfort Inn and Econo Lodge brands. Excluding this transaction, domestic franchise agreements executed during the fourth quarter of 2013 increased 28% from the same period of 2012.

•	Domestic relicensing and contract renewal transactions for the three months ended December 31, 2013 totaled 85 contracts, an increase of 8% from the same period of 2012.

•	Franchising selling, general and administrative expenses (“SG&A”) for the three months ended December 31, 2013 totaled $26.6 million, a 7% decline from the same period of 2012. Excluding a loss on settlement of the company’s pension plan during the fourth quarter of 2012 totaling $1.8 million, franchising SG&A declined by approximately $0.1 million.

“We are pleased with our fourth quarter operating results which reflect a continued improvement in the domestic franchise development environment,” said Stephen P. Joyce, president and chief executive officer of Choice Hotels International. “Our development results reflect a 14% increase in our conversion franchise agreements over the prior year and we expect that the conversion franchise sales environment will continue to improve. In addition, we are optimistic that the new construction environment for our brand segments will gradually improve in 2014 and beyond.”

Full-Year Highlights

•	EBITDA from franchising activities in 2013 totaled $214.3 million, an increase of $10.7 million or 5% from 2012.

•	Franchising revenues in 2013 totaled $316.4 million, an increase of $14.2 million or 5% from 2012.

•	Domestic royalty fees in 2013 totaled $242.5 million, an increase of 3% from 2012.

•	Domestic system-wide RevPAR increased 3.0% in 2013 as occupancy and average daily rates increased 80 basis points and 1.6%, respectively.

•	Domestic unit and room growth increased 1.9% and 1.1% from December 31, 2012, respectively.

•	Initial franchise and relicensing fees in 2013 totaled $18.7 million, an increase of $4.5 million or 32% from 2012.

•	The company executed 530 new domestic hotel franchise contracts in 2013, an increase of 57 contracts or 12% from 2012.

•	Domestic relicensing and contract renewal transactions in 2013 totaled 289 contracts, an increase of 52 contracts or 22% from 2012.

•	Procurement services revenues in 2013 totaled $20.7 million, an increase of $2.7 million or 15% from 2012.

•	Franchising SG&A expenses in 2013 totaled $102.1 million, a 3.6% increase from 2012.

•	Franchising margins for 2013 were 65.0%, an increase of 10 basis points from 2012.

•	Publicly launched and executed initial third-party customer contracts for the SkyTouch Technology division of the company (“SkyTouch”), a division that develops and markets cloud based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

“Our investment in additional growth opportunities that are complementary to our core hotel franchising business model has resulted in our strategic alliance with Bluegreen Vacations as well as the launch of our SkyTouch division. We are pleased with the progress we have achieved in both of these initiatives. Our alliance with Bluegreen Vacations has resulted in more than 20 new Ascend Hotel Collection hotels and has generated approximately $3.5 million of total revenues in 2013.”

“In addition, we have executed several customer contracts for the SkyTouch division. These new customers join more than 5,500 of our current franchisees who already use our cloud-based technology systems. Together, our new and existing users generate more than $30 million of corporate and marketing and reservation system revenues for the company,” said Joyce.

Use of Free Cash Flow

The company has historically used its free cash flow (cash flow from operations less cash flow from investing activities) to return value to shareholders, primarily through share repurchases and dividends.

Dividends

The company’s current quarterly dividend rate per common share is $0.185, subject to declaration by our board of directors. During 2013 and 2012, the company paid $32.8 million and $654.1 million in cash dividends to shareholders, respectively. The cash dividends paid during 2013 reflect the company’s decision to pay the first quarter of 2013 quarterly cash dividend in December 2012. In addition, cash dividends paid during 2012 include a special cash dividend in the amount of $10.41 per share or approximately $600.7 million paid on August 23, 2012.

As a result of the debt financing transactions entered into in the second and third quarters of 2012 to fund the payment of a special cash dividend, earnings per share in 2013 were impacted by $15.3 million of additional interest expense compared to the prior year.

Share Repurchases

The company did not repurchase any shares of common stock under its share repurchase program during 2013. However, the company currently has authorization to purchase up to 1.4 million shares under this program. We may make repurchases from time to time under our share repurchase program in the open market and through privately negotiated transactions, subject to market and other conditions. There is no time limit on this authorization and no minimum number of share repurchases has been fixed. Since Choice announced its stock repurchase program on June 25, 1998, the company has repurchased 45.3 million shares of its common stock for a total cost of $1.1 billion through December 31, 2013. Considering the effect of a two-for-one stock split in October 2005, the company has repurchased 78.3 million shares through December 31, 2013 under the share repurchase program at an average price of $13.89 per share.

Other

Our board of directors previously authorized a program which permits us to offer financing, investment and guaranty support to qualified franchisees as well as allows us to acquire and resell real estate to incent franchise development primarily for the Cambria brand in strategic markets. Over the next several years, we expect to continue to deploy capital opportunistically pursuant to this program to promote growth of our brands. Our current expectation is that our annual investment in this program will range between $20 million and $40 million per year and we generally expect to recycle these investments over a 5 year period. However, the amount and timing of the investment in this program will be dependent on market and other conditions. Notwithstanding this program, the company expects to continue to return value to its shareholders through a combination of share repurchases and dividends, subject to board declaration, market and other conditions.

Balance Sheet

As of December 31, 2013, the company had total debt (long-term plus current portion) of $794 million and cash and cash equivalents totaling $168 million resulting in net debt of $626 million. As of December 31, 2012, the company had total debt of $855 million and cash equivalents totaling $134 million resulting in net debt of $721 million.

As of December 31, 2013 and 2012, the company had outstanding mezzanine financing, real estate investments and sliver equity investments totaling $64 million and $68 million, respectively, pursuant to its program to offer financing and investment support to incent franchise development for the Cambria brand in strategic markets. These investments are reported in other current assets and other assets on the company’s consolidated balance sheet.

Outlook

The company’s consolidated 2014 outlook reflects continued growth of the company’s core franchising business, continued investment in and expanded revenue contribution from the SkyTouch division and the sale of the three company-owned Mainstay hotels described below and the following assumptions:

•	All figures assume no repurchases of common stock under the company’s share repurchase program; and

•	The effective tax rate is expected to be 30.5% for the first quarter and full-year 2014.

Franchising

•	EBITDA from franchising activities for full-year 2014 are expected to range between $227 million and $232 million, an increase from 2013 of approximately 6% to 8%;

•	Net domestic unit growth is expected to increase by approximately 2% in 2014;

•	RevPAR is expected to increase approximately 4% for the first quarter and 3.5% to 4.5% for full-year 2014; and

•	The effective royalty rate is expected to decline 3 basis points for full-year 2014.

SkyTouch

•	Reductions in EBITDA from our investment in the SkyTouch division for full-year 2014 are expected to be approximately $21.5 million;

•	Execution of third-party contracts with annualized revenue expected to range between $4 million and $6 million resulting in realized revenues for the year ended December 31, 2014 totaling approximately $2.0 million; and

•	SG&A expenses are forecasted to be approximately $23.5 million related to investment in business development, sales and marketing and continued software development expenditures related to the division’s cloud-based hotel operating system technology related products and services.

Hotel Operations

•	The company has entered into purchase and sale agreements for its three company-owned MainStay properties. These transactions are expected to close during the first quarter of 2014 and to generate net pre-tax proceeds of approximately $12 million;

•	The new owners of the hotels will execute new franchise agreements and remain in the franchise system;

•	Company EBITDA projections exclude the three company-owned Mainstay properties which generated EBITDA of approximately $1.1 million in 2013; and

•	Diluted EPS for the first quarter and full-year 2014 includes a gain on sale of the three company-owned Mainstay properties totaling $0.03.

Consolidated Outlook

The company’s first quarter 2014 diluted EPS is expected to be $0.29. The company expects full-year 2014 diluted EPS to range between $1.84 and $1.92. EBITDA for full-year 2014 are expected to range between $205 million and $211 million.

Conference Call

Choice will conduct a conference call on Tuesday, February 18, 2014 at 10:00 a.m. EST to discuss the company’s fourth quarter and full-year 2013 results. The dial-in number to listen to the call is 1-877-474-9503, and the access code is 65920914. International callers should dial 1-857-244-7556 and enter the access code 65920914. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 2:00 p.m. EST on Tuesday, February 18, 2014 through Tuesday, February 25, 2014 by calling 1-888-286-8010 and entering access code 80136392. The international dial-in number for the replay is 1-617-801-6888, access code 80136392. In addition, the call will be archived for approximately one-year and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,300 hotels, representing more than 500,000 rooms, in the United States and more than 35 other countries and territories. As of December 31, 2013, 422 hotels, representing more than 31,000 rooms, were under construction, awaiting conversion or approved for development in the United States. Additionally, 81 hotels, representing approximately 7,200 rooms, were under construction, awaiting conversion or approved for development in more than 15 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands, as well as its Ascend Hotel Collection membership program, serve guests worldwide.

SkyTouch Technology is a division of Choice Hotels International, Inc. that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Additional corporate information can be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

EBITDA, franchising revenues, franchising SG&A, franchising EBITDA, franchising margins and net debt are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues, operating margins and long-term debt. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects earnings excluding the impact of interest expense, loss on extinguishment of debt, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Operating Income, EBITDA, SG&A and Margins: The company reports franchising revenues, operating income, EBITDA, SG&A and margins which exclude marketing and reservation revenues, SkyTouch Technology and hotel operations. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. Hotel operations reflect the company’s ownership of three MainStay Suites hotels. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. Hotel and

SkyTouch Technology operations are excluded since they do not reflect the company’s core franchising business but are adjacent, complimentary lines of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Net Debt: Net debt is long-term debt plus the current portion of long-term debt (i.e., long-term debt due within one year) less cash and cash equivalents. The company believes that net debt is an important measurement as many investors use net debt in making investment decisions, as it gives them an idea of a company’s financial health and its level of leverage compared to liquid assets. Some industries may have more net debt than others; therefore, investors often compare a company’s net debt to others in the same business.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Scott Carman, Director, Public Relations

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn, Ascend Hotel Collection and SkyTouch Technology are proprietary trademarks and service marks of Choice Hotels International.

© 2014 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.	Exhibit 1

Consolidated Statements of Income

(Unaudited)

	Three Months Ended December 31,				For the Year Ended December 31,
			Variance				Variance
(In thousands, except per share amounts)	2013	2012	$	%	2013	2012	$	%
REVENUES:
Royalty fees	$66,007	$66,020	$(13)	(0%)	$267,229	$260,782	$6,447	2%
Initial franchise and relicensing fees	5,843	5,250	593	11%	18,686	14,203	4,483	32%
Procurement services	4,464	3,972	492	12%	20,668	17,962	2,706	15%
Marketing and reservation	100,718	100,160	558	1%	403,099	384,784	18,315	5%
Hotel operations	1,174	1,133	41	4%	4,774	4,573	201	4%
Other	2,489	1,771	718	41%	9,851	9,205	646	7%

Total revenues	180,695	178,306	2,389	1%	724,307	691,509	32,798	5%
OPERATING EXPENSES:
Selling, general and administrative	29,489	29,779	(290)	(1%)	113,567	101,852	11,715	12%
Depreciation and amortization	2,395	2,237	158	7%	9,469	8,226	1,243	15%
Marketing and reservation	100,718	100,160	558	1%	403,099	384,784	18,315	5%
Hotel operations	936	896	40	4%	3,678	3,505	173	5%

Total operating expenses	133,538	133,072	466	0%	529,813	498,367	31,446	6%
Operating income	47,157	45,234	1,923	4%	194,494	193,142	1,352	1%
OTHER INCOME AND EXPENSES, NET:
Interest expense	10,203	10,366	(163)	(2%)	42,537	27,189	15,348	56%
Interest income	(568)	(384)	(184)	48%	(2,547)	(1,540)	(1,007)	65%
Loss on extinguishment of debt	—	—	—	NM	—	526	(526)	(100%)
Other (gains) and losses	(514)	148	(662)	(447%)	(1,780)	(1,989)	209	(11%)
Equity in net income of affiliates	(294)	(224)	(70)	31%	(634)	(212)	(422)	199%

Total other income and expenses, net	8,827	9,906	(1,079)	(11%)	37,576	23,974	13,602	57%

Income before income taxes	38,330	35,328	3,002	8%	156,918	169,168	(12,250)	(7%)
Income taxes	10,998	10,877	121	1%	44,317	48,481	(4,164)	(9%)

Net income	$27,332	$24,451	$2,881	12%	$112,601	$120,687	$(8,086)	(7%)

Basic earnings per share	$0.47	$0.42	$0.05	12%	$1.92	$2.08	$(0.16)	(8%)

Diluted earnings per share	$0.46	$0.42	$0.04	10%	$1.91	$2.07	$(0.16)	(8%)

Choice Hotels International, Inc.	Exhibit 2

Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31, 2013	December 31, 2012
	(Unaudited)
ASSETS
Cash and cash equivalents	$167,795	$134,177
Accounts receivable, net	53,521	52,270
Investments, employee benefit plans, at fair value	400	3,486
Other current assets	36,930	43,537

Total current assets	258,646	233,470
Fixed assets and intangibles, net	141,858	130,937
Advances, marketing and reservation activities	19,127	42,179
Investments, employee benefit plans, at fair value	15,950	12,755
Other assets	104,318	91,431

Total assets	$539,899	$510,772

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$98,288	$94,266
Deferred revenue	61,188	71,154
Deferred compensation & retirement plan obligations	2,492	2,522
Current portion of long-term debt	10,088	8,195
Other current liabilities	2,282	—

Total current liabilities	174,338	176,137
Long-term debt	783,471	847,150
Deferred compensation & retirement plan obligations	22,527	20,399
Other liabilities	23,808	15,990

Total liabilities	1,004,144	1,059,676

Common stock, $0.01 par value	586	582
Additional paid-in-capital	117,768	110,246
Accumulated other comprehensive loss	(6,217)	(4,216)
Treasury stock, at cost	(918,031)	(927,776)
Retained earnings	341,649	272,260

Total shareholders’ deficit	(464,245)	(548,904)

Total liabilities and shareholders’ deficit	$539,899	$510,772

Choice Hotels International, Inc.	Exhibit 3

Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended December 31,
		Revised (1)
(In thousands)	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$112,601	$120,687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,469	8,226
Provision for bad debts, net	2,724	2,896
Non-cash stock compensation and other charges	11,271	12,375
Non-cash interest and other loss	1,545	292
Loss on extinguishment of debt	—	526
Deferred income taxes	(8,024)	(540)
Dividends received from equity method investments	1,445	1,310
Equity in net income of affiliates	(634)	(212)
Changes in assets and liabilities:
Receivables	(6,730)	(5,239)
Advances to/from marketing and reservation activities, net	42,405	30,313
Forgivable notes receivable, net	(8,347)	(10,898)
Accounts payable	2,304	11
Accrued expenses	(9,595)	12,376
Income taxes payable/receivable	4,807	(3,193)
Deferred revenue	(9,861)	2,188
Other assets	(3,197)	(3,476)
Other liabilities	9,857	(17,520)

NET CASH PROVIDED BY OPERATING ACTIVITIES	152,040	150,122

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(31,524)	(15,443)
Equity method investments	(5,685)	(20,285)
Purchases of investments, employee benefit plans	(2,676)	(1,697)
Proceeds from sales of investments, employee benefit plans	4,168	11,223
Issuance of mezzanine and other notes receivable	(1,095)	(23,736)
Collections of mezannine and other notes receivable	9,748	3,270
Proceeds from sale of assets	243	—
Other items, net	(728)	(433)

NET CASH USED IN INVESTING ACTIVITIES	(27,549)	(47,101)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) pursuant to revolving credit facilities	(57,000)	57,000
Principal payments on long-term debt	(8,204)	(4,422)
Proceeds from the issuance of long-term debt	3,360	543,500
Purchase of treasury stock	(3,965)	(22,586)
Dividends paid	(32,799)	(654,092)
Excess tax benefits from stock-based compensation	1,460	1,559
Debt issuance costs	—	(4,759)
Proceeds from exercise of stock options	8,864	7,090

NET CASH USED IN FINANCING ACTIVITIES	(88,284)	(76,710)

Net change in cash and cash equivalents	36,207	26,311
Effect of foreign exchange rate changes on cash and cash equivalents	(2,589)	809
Cash and cash equivalents at beginning of period	134,177	107,057

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$167,795	$134,177

(1)	The presentation of the Company’s forgivable notes receivable for the year ended December 31, 2012 has been revised from prior year disclosures. See Note 1 to the Company’s Form 10-Q filed with the SEC on November 12, 2013 for additional information.

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Year Ended December 31, 2013*			For the Year Ended December 31, 2012*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$83.21	59.9%	$49.87	$81.55	59.4%	$48.42	2.0%	50 bps	3.0%
Comfort Suites	86.89	62.8%	54.53	85.47	61.7%	52.74	1.7%	110 bps	3.4%
Sleep	74.35	58.5%	43.46	72.40	56.3%	40.77	2.7%	220 bps	6.6%
Quality	70.19	53.0%	37.17	69.46	51.6%	35.85	1.1%	140 bps	3.7%
Clarion	75.20	50.9%	38.30	74.94	49.4%	37.03	0.3%	150 bps	3.4%
Econo Lodge	56.56	48.7%	27.52	55.78	48.5%	27.05	1.4%	20 bps	1.7%
Rodeway	54.25	51.6%	27.96	53.36	50.8%	27.13	1.7%	80 bps	3.1%
MainStay	72.46	68.0%	49.27	69.34	70.4%	48.81	4.5%	(240) bps	0.9%
Suburban	42.67	70.1%	29.91	41.61	69.7%	29.01	2.5%	40 bps	3.1%
Ascend Hotel Collection	120.97	64.3%	77.82	113.33	64.4%	72.94	6.7%	(10) bps	6.7%

Total	$74.76	56.3%	$42.08	$73.60	55.5%	$40.84	1.6%	80 bps	3.0%

*	Operating statistics represent hotel operations from December through November

	For the Three Months Ended December 31, 2013*			For the Three Months Ended December 31, 2012*			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
Comfort Inn	$82.52	60.3%	$49.71	$81.67	60.0%	$48.98	1.0%	30 bps	1.5%
Comfort Suites	85.31	62.1%	52.96	85.01	61.4%	52.21	0.4%	70 bps	1.4%
Sleep	73.87	57.9%	42.74	72.70	56.5%	41.05	1.6%	140 bps	4.1%
Quality	68.93	52.3%	36.06	68.34	51.2%	35.02	0.9%	110 bps	3.0%
Clarion	73.80	50.5%	37.28	74.81	49.6%	37.12	(1.4%)	90 bps	0.4%
Econo Lodge	55.43	47.9%	26.54	55.84	48.0%	26.80	(0.7%)	(10) bps	(1.0%)
Rodeway	53.09	50.9%	26.99	52.64	49.5%	26.07	0.9%	140 bps	3.5%
MainStay	71.28	69.0%	49.21	69.54	70.3%	48.85	2.5%	(130) bps	0.7%
Suburban	42.53	69.6%	29.59	42.78	69.2%	29.61	(0.6%)	40 bps	(0.1%)
Ascend Hotel Collection	117.15	63.8%	74.79	116.26	67.0%	77.86	0.8%	(320) bps	(3.9%)

Total	$73.73	55.9%	$41.21	$73.44	55.4%	$40.68	0.4%	50 bps	1.3%

*	Operating statistics represent hotel operations from September through November

	For the Quarter Ended		For the Twelve Months Ended
	12/31/2013	12/31/2012	12/31/2013	12/31/2012
System-wide effective royalty rate	4.31%	4.36%	4.33%	4.33%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	December 31, 2013		December 31, 2012		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,302	101,673	1,349	105,471	(47)	(3,798)	(3.5%)	(3.6%)
Comfort Suites	589	45,451	597	46,045	(8)	(594)	(1.3%)	(1.3%)
Sleep	382	27,623	387	28,087	(5)	(464)	(1.3%)	(1.7%)
Quality	1,223	101,143	1,152	98,078	71	3,065	6.2%	3.1%
Clarion	190	27,501	191	27,441	(1)	60	(0.5%)	0.2%
Econo Lodge	830	50,694	817	49,951	13	743	1.6%	1.5%
Rodeway	438	24,677	410	23,370	28	1,307	6.8%	5.6%
MainStay	43	3,331	41	3,165	2	166	4.9%	5.2%
Suburban	63	7,167	63	7,291	—	(124)	0.0%	(1.7%)
Ascend Hotel Collection	102	9,206	57	4,982	45	4,224	78.9%	84.8%
Cambria Suites	18	2,119	19	2,221	(1)	(102)	(5.3%)	(4.6%)

Domestic Franchises	5,180	400,585	5,083	396,102	97	4,483	1.9%	1.1%
International Franchises	1,160	105,473	1,160	103,151	—	2,322	0.0%	2.3%

Total Franchises	6,340	506,058	6,243	499,253	97	6,805	1.6%	1.4%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Year Ended December 31, 2013			For the Year Ended December 31, 2012			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	18	54	72	23	36	59	(22%)	50%	22%
Comfort Suites	16	9	25	12	5	17	33%	80%	47%
Sleep	20	5	25	25	2	27	(20%)	150%	(7%)
Quality	1	137	138	—	170	170	NM	(19%)	(19%)
Clarion	1	21	22	—	22	22	NM	(5%)	0%
Econo Lodge	2	87	89	—	59	59	NM	47%	51%
Rodeway	1	70	71	—	71	71	NM	(1%)	0%
MainStay	11	2	13	12	1	13	(8%)	100%	0%
Suburban	9	5	14	3	4	7	200%	25%	100%
Ascend Hotel Collection	5	51	56	4	17	21	25%	200%	167%
Cambria Suites	5	—	5	7	—	7	(29%)	NM	(29%)

Total Domestic System	89	441	530	86	387	473	3%	14%	12%

	For the Three Months Ended December 31, 2013			For the Three Months Ended December 31, 2012			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
Comfort Inn	6	19	25	13	19	32	(54%)	0%	(22%)
Comfort Suites	9	3	12	1	1	2	800%	200%	500%
Sleep	11	4	15	8	1	9	38%	300%	67%
Quality	—	61	61	—	82	82	NM	(26%)	(26%)
Clarion	—	9	9	—	8	8	NM	13%	13%
Econo Lodge	2	26	28	—	26	26	NM	0%	8%
Rodeway	—	31	31	—	25	25	NM	24%	24%
MainStay	6	2	8	10	—	10	(40%)	NM	(20%)
Suburban	8	4	12	2	3	5	300%	33%	140%
Ascend Hotel Collection	—	11	11	3	9	12	(100%)	22%	(8%)
Cambria Suites	3	—	3	3	—	3	0%	NM	0%

Total Domestic System	45	170	215	40	174	214	13%	(2%)	0%

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC HOTEL PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

	December 31, 2013 Units			December 31, 2012 Units			Variance
	Conversion	New Construction	Total	Conversion	New Construction	Total	Conversion		New Construction		Total
							Units	%	Units	%	Units	%
Comfort Inn	44	53	97	33	49	82	11	33%	4	8%	15	18%
Comfort Suites	4	47	51	1	72	73	3	300%	(25)	(35%)	(22)	(30%)
Sleep Inn	1	49	50	1	43	44	—	0%	6	14%	6	14%
Quality	48	3	51	36	3	39	12	33%	—	0%	12	31%
Clarion	8	2	10	12	1	13	(4)	(33%)	1	100%	(3)	(23%)
Econo Lodge	26	2	28	24	—	24	2	8%	2	NM	4	17%
Rodeway	38	1	39	35	—	35	3	9%	1	NM	4	11%
MainStay	2	31	33	—	25	25	2	NM	6	24%	8	32%
Suburban	6	16	22	1	15	16	5	500%	1	7%	6	38%
Ascend Hotel Collection	10	10	20	11	7	18	(1)	(9%)	3	43%	2	11%
Cambria Suites	—	21	21	—	25	25	—	NM	(4)	(16%)	(4)	(16%)

	187	235	422	154	240	394	33	21%	(5)	(2%)	28	7%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended December 31,		Year Ended December 31,
(dollar amounts in thousands)	2013	2012	2013	2012
Franchising Revenues:
Total Revenues	$180,695	$178,306	$724,307	$691,509
Adjustments:
Marketing and reservation revenues	(100,718)	(100,160)	(403,099)	(384,784)
SkyTouch Division	(21)	—	(33)	—
Hotel operations	(1,174)	(1,133)	(4,774)	(4,573)

Franchising Revenues	$78,782	$77,013	$316,401	$302,152

Franchising Margins:
Operating Margin:
Total Revenues	$180,695	$178,306	$724,307	$691,509
Operating Income	$47,157	$45,234	$194,494	$193,142

Operating Margin	26.1%	25.4%	26.9%	27.9%

Franchising Margin:
Franchising Revenues	$78,782	$77,013	$316,401	$302,152
Operating Income	$47,157	$45,234	$194,494	$193,142
SkyTouch Division operating loss	2,986	1,296	11,754	3,370
Hotel operations operating income	(105)	(102)	(570)	(533)

Operating Income—Franchising	$50,038	$46,428	$205,678	$195,979

Franchising Margins	63.5%	60.3%	65.0%	64.9%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

	Three Months Ended December 31,		Year Ended December 31,
(dollar amounts in thousands)	2013	2012	2013	2012
Total Selling, General and Administrative Expenses	$29,489	$29,779	$113,567	$101,852
SkyTouch Division	(2,912)	(1,287)	(11,502)	(3,360)

Franchising Selling, General and Administration Expenses	$26,577	$28,492	$102,065	$98,492

CALCULATION OF EBITDA

(dollar amounts in thousands)	Q4 2013 Actuals	Q4 2012 Actuals	Year Ended December 31, 2013 Actuals	Year Ended December 31, 2012 Actuals
Net income	$27,332	$24,451	$112,601	$120,687
Income taxes	10,998	10,877	44,317	48,481
Interest expense	10,203	10,366	42,537	27,189
Interest income	(568)	(384)	(2,547)	(1,540)
Other (gains) and losses	(514)	148	(1,780)	(1,989)
Loss on the extinguishment of debt	—	—	—	526
Equity in net income of affiliates	(294)	(224)	(634)	(212)
Depreciation and amortization	2,395	2,237	9,469	8,226

EBITDA	$49,552	$47,471	$203,963	$201,368

Franchising	$52,205	$48,521	$214,336	$203,660
Hotel operations	238	237	1,096	1,068
SkyTouch	(2,891)	(1,287)	(11,469)	(3,360)

	$49,552	$47,471	$203,963	$201,368